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                                                                    EXHIBIT 22.1

                 WORLDCORP, INC. AND CONSOLIDATED SUBSIDIARIES
                        SUBSIDIARIES OF THE REGISTRANT

            Name                                           Jurisdiction
            ----                                           ------------
            World Airways, Inc.                              Delaware

            World Airways Cargo, Inc.                        Delaware

            WorldCorp Investments, Inc.                      Delaware

            World Flight Crew Services, Inc.                 Delaware

            WorldGames, Inc.                                 Delaware

            US Order, Inc.                                   Delaware